UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2018

GENETHERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-27237	65-0622463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6860 Broadway, Denver, CO	80221
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 955-0190

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

GENETHERA INC. COMPLETES THIRD MILESTONE OF THEIR “MILESTONE INVESTMENT AGREEMENT” WITH FOGT, LLC

On November 30th 2018, GeneThera Inc. completed the third milestone as described in Exhibit A of the Milestone Investment Agreement. The Completion of this milestone enables the Company to receive a payment of $1,200,000 under the Terms of the Agreement.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
Ex. 10.1	Exhibit A of The Milestone Investment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GeneThera, Inc., a Nevada Corporation

By:	/s/ Antonio Milici
Antonio Milici, CEO
Date: December 4, 2018

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